UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 27, 2017

UNIFIRST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-08504	04-2103460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Jonspin Road, Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (978) 658-8888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2017, the Board of Directors (the “Board”) of UniFirst Corporation (the “Company”) unanimously approved the appointment of Steven S. Sintros, the Corporation’s Senior Vice President and Chief Financial Officer, as President and Chief Executive Officer of the Company effective as of July 31, 2017. The Board also voted unanimously to elect Mr. Sintros to the Board as a Class II Director to fill the vacancy created by the passing of Ronald D. Croatti, the Corporation’s former Chief Executive Officer and President. Mr. Sintros will continue to serve as the Company’s Chief Financial Officer and its principal accounting officer until the Board appoints a new Chief Financial Officer and principal accounting officer.

The Compensation Committee has commenced a process to review and determine the compensation that will be paid to Mr. Sintros in connection with his service as President and Chief Executive Officer.

Mr. Sintros, 43, joined the Company in 2004 and served as the Company’s finance manager and corporate controller before being promoted to Chief Financial Officer in 2009. Since 2009, he has had primary responsibility for overseeing the Company’s finance, information technology and investor relations functions. Prior to joining the Company, Mr. Sintros worked as an audit manager at Ernst & Young LLP and was previously with Arthur Andersen LLP. He attended the College of the Holy Cross where he received an undergraduate degree in economics, and Northeastern University, where he earned a master’s degree in accounting and business administration. Mr. Sintros is also a Certified Public Accountant. Mr. Sintros brings to the Board his knowledge of the Company and its industry, his executive leadership experience and his financial expertise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIFIRST CORPORATION

Date: July 31, 2017	By:	/s/ Steven S. Sintros
Steven S. Sintros
Chief Executive Officer, President and Chief Financial Officer